Exhibit 10.1

AMENDMENT NO. 2
TO
THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
ASHFORD HOSPITALITY HOLDINGS LLC

April 15, 2022

This Amendment No. 2 to the Third Amended and Restated Limited Liability Company Agreement of Ashford Hospitality Holdings LLC (this “Amendment”) is made as of April 15, 2022, by Ashford OAINC Inc., a Maryland corporation (“Ashford OAINC Inc.”), in its capacities as the Manager (the “Manager”) and a Member of Ashford Hospitality Holdings LLC, a Delaware limited liability company (the “Company”), pursuant to the authority granted to Ashford OAINC Inc. in Section 11.1(b) of the Third Amended and Restated Limited Liability Company Agreement of Ashford Hospitality Holdings LLC, dated November 6, 2019 (the “Agreement”), for the purpose of issuing additional Membership Interests in the form of Series CHP Preferred Units. Capitalized terms used and not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, Section 11.1(b) of the Agreement permits the Manager to amend the Agreement without the approval of any other Member if such amendment is to create, issue or reflect the creation or issuance of additional Membership Interests; and

WHEREAS, Ashford OAINC Inc., in its capacities as the Manager and as a Member, desires to so amend the Agreement as of the date first set forth above.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Ashford OAINC Inc., in its capacities as the Manager and as a Member, hereby amends the Agreement as follows:

1.             Article I is amended to add each of the following defined terms in their respective alphabetical order within Article I:

“Series CHP Preferred Membership Interests” means a membership interest in the Company evidenced by the Series CHP Preferred Units, having a preference in payment of distributions or on liquidation as set forth in Exhibit H to this Agreement.

“Series CHP Preferred Units” means the series of Preferred Units established pursuant to this Agreement, representing a fractional, undivided share of the Series CHP Preferred Membership Interests of all Members issued under this Agreement.

2.             In accordance with Section 4.3 of the Agreement, set forth on Exhibit H attached to this Amendment are the terms and conditions of the Series CHP Preferred Units which are hereby established and issued to MHI Hotels Services, LLC, a Maryland limited liability company (“MHI”), in consideration of the transactions contemplated by that certain Membership Interest Purchase and Contribution Agreement by and between the Company, MHI and certain other parties thereto, dated April 15, 2022. The Agreement is hereby amended to incorporate such Exhibit H as Exhibit H thereto and to replace Exhibit A thereto with a revised Exhibit A to reflect the issuance of the Series CHP Preferred Units.

3.             Section 9.2 is amended to add the following after Section 9.2(d). Section 9.2(e) is renumbered Section 9.2(f):

“(e) Subject to the other provisions of this Section 9.2, Section 9.2(a) shall not prevent a Transfer by MHI of its Membership Interests to its members as of the Closing Date (as defined in the MHI Purchase Agreement, as defined below) (such members of MHI as of the Closing Date, the “MHI Owners”), provided that (i) each applicable MHI Owner assumes all costs of the Company in connection therewith and (ii) MHI and each MHI Owner shall each remain responsible for the indemnification obligations set forth in that certain Membership Interest Purchase and Contribution Agreement by and among the Company, MHI and certain other parties thereto (the “MHI Purchase Agreement”) without regard to the occurrence of any such Transfer, and any such Transfer shall not limit, reduce or otherwise modify any rights of the Company or any of its Affiliates under the MHI Purchase Agreement, as the same may be limited under the MHI Purchase Agreement. Upon a Transfer by MHI of any Membership Interests to any MHI Owner in accordance with this Section 9.2 and compliance with the terms and conditions set forth in Section 9.3, such MHI Owner shall be admitted as a Substitute Member and have the rights of a Substitute Member. Notwithstanding Section 9.2(d), the foregoing provisions of this Section 9.2(e) or anything to the contrary in this Agreement, no MHI Owner may Transfer any Membership Interests without the prior written consent of the Manager, which consent may be withheld in the sole and absolute discretion of the Manager.”

4.             Except as modified herein, all terms and conditions of the Agreement shall remain in full force and effect, which terms and conditions Ashford OAINC Inc., in its capacities as the Manager and as a Member, hereby ratifies and confirms.

5.             This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

6.             If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

MANAGER:

ASHFORD OAINC INC.,
a Maryland corporation

By:	/s/ Alex Rose
Name:	Alex Rose
Title:	Executive Vice President, General Counsel and Secretary

MEMBER:

ASHFORD OAINC INC.,
a Maryland corporation

By:	/s/ Alex Rose
Name:	Alex Rose
Title:	Executive Vice President, General Counsel and Secretary

Signature Page to

Amendment No. 2 to Third Amended and Restated LLC Agreement of

Ashford Hospitality Holdings LLC

EXHIBIT H

DESIGNATION OF TERMS AND CONDITIONS OF SERIES CHP PREFERRED UNITS

A.           Designation, Number and Definitions.

A.1         Designation and Number. A series of Preferred Units, designated as Series CHP Preferred Units, is hereby established. The number of authorized Series CHP Preferred Units shall be 536,000. For purposes of this Exhibit H, “Liquidation Value” means, with respect to any Series CHP Preferred Unit on any given date, an amount equal to the sum of: (a) $25.00 (as adjusted for any unit splits, unit dividends, recapitalizations or similar transaction with respect to the Series CHP Preferred Units), plus (b) all unpaid accrued and accumulated distributions on such Series CHP Preferred Unit (as determined under Section D whether or not authorized by the Company).

A.2         Defined Terms. Capitalized terms used but not otherwise defined in this Exhibit H shall have the meaning ascribed to such terms in the Third Amended and Restated Limited Liability Company Agreement of Ashford Hospitality Holdings LLC, dated November 6, 2019, as amended (the “Agreement”). For purposes hereof, the following terms shall have the following meanings:

“Conversion Units” means the Common Units then issuable upon conversion of the Series CHP Preferred Units in accordance with the terms of Section F.

“Date of Issuance” means, for any Series CHP Preferred Unit, the date on which the Company initially issues such Series CHP Preferred Unit (without regard to any subsequent transfer of such Unit or, if applicable, reissuance of the certificate(s) representing such Unit).

“Excluded Issuances” means any issuance or sale by the Company after the Date of Issuance of Common Units issued on the conversion of the Series CHP Preferred Units.

“Preferred Conversion Price” means $117.50, as adjusted pursuant to Section F.

B.            Rank. The Series CHP Preferred Units, with respect to distribution rights and rights upon the liquidation, winding-up or dissolution of the Company, rank: (i) senior to all classes or series of the Common Units and to all other equity securities issued by the Company other than equity securities referred to in clauses (ii) and (iii) (collectively, “Junior Units”); (ii) junior to all equity securities whose terms specifically provide that those equity securities rank senior to the Series CHP Preferred Units with respect to rights to distributions or the distribution of the Company’s assets upon liquidation, dissolution or winding up; (iii) on parity with the Series D Preferred Units and all other equity securities issued by the Company whose terms provide that those equity securities rank on parity with the Series CHP Preferred Units with respect to rights to distributions or the distribution of the Company’s assets upon liquidation, dissolution or winding up; and (iv) junior to all of the Company’s existing and future indebtedness. The term “equity securities” does not include convertible debt securities, which will rank senior to the Series CHP Preferred Units. Notwithstanding the foregoing provisions of this Section B, payments may be made to the Manager, Ashford Inc., Ashford OAINC Inc. and Ashford OAINC II Inc. before distributions are paid with respect to the Series CHP Preferred Units to pay any tax due by Ashford Inc., Ashford OAINC Inc. or Ashford OAINC II Inc. and to pay any other obligations of Ashford Inc. not constituting a Junior Security (as defined in Section 2 of the Series D Certificate of Designation) of Ashford Inc. and to pay Ashford Inc. Expenses.

Exhibit H - Page 1

C.            Maturity. The Series CHP Preferred Units have no stated maturity and will not be subject to any sinking fund or mandatory redemption. The Series CHP Preferred Units will remain outstanding indefinitely unless the Company redeems or otherwise repurchases the Series CHP Preferred Units. The Company is not required to set aside funds to redeem or repurchase the Series CHP Preferred Units.

D.            Distributions.

D.1          From and after the original date of issuance of any Series CHP Preferred Unit, cumulative distributions on such Series CHP Preferred Unit shall accrue, whether or not authorized by the Company and whether or not there are funds available for the payment of distributions, on a daily basis at the rate of 7.28% per annum on the sum of the Liquidation Value of the Series CHP Preferred Units (the “Interest Rate”). All accrued distributions on any Series CHP Preferred Unit shall be paid in cash only when, as and if authorized by the Company out of funds available therefor or upon a liquidation of the Series CHP Preferred Units in accordance with the provisions of Section E; provided, that to the extent not paid on April 15, July 15, October 15 and January 15 of each calendar year in respect of the quarterly periods ending on March 31, June 30, September 30 and December 31, respectively (each such date, a “Series CHP Preferred Distribution Payment Date”), all accrued distributions on any Series CHP Preferred Unit shall accumulate and compound on the applicable Series CHP Preferred Distribution Payment Date whether or not authorized by the Company or funds are available to make the distribution and shall remain accumulated, compounding distributions until paid in cash pursuant hereto or converted pursuant to Section F. If the Company fails to pay accrued distributions on the Series CHP Preferred Units in cash with respect to two consecutive Series CHP Preferred Distribution Payment Dates (the accrued distributions not paid in cash, the “Missed Distribution Payments”), then the Interest Rate shall be increased to 10.00% per annum on the sum of the Liquidation Value of the Series CHP Preferred Units until the earlier of (x) such time that the Company has paid all Missed Distribution Payments in cash and (y) the Series CHP Preferred Units have been converted pursuant to Section F.

D.2         In addition to the distributions accruing on the Series CHP Preferred Units under Section D.1 (but subject to such Section D.1)), if the Company pays a distribution on all Common Units, whether such distribution is payable in cash, securities or other property, including the purchase or redemption by the Company of Common Units held by Ashford OAINC Inc., Ashford OAINC II Inc. or Ashford Inc. for cash, securities or property, then the Company shall authorize and pay a distribution on the Series CHP Preferred Units on a pro rata basis with the Common Units determined on an as-converted basis assuming all Series CHP Preferred Units had been converted pursuant to Section F, but only to the extent of funds available therefor.

D.3         No distributions on Series CHP Preferred Units shall be authorized by the Company or paid or set apart for payment by the Company at any time when the authorization or payment thereof would be unlawful or would be in excess of funds available to the Company to make any such distribution, after taking into account any payments for Ashford Inc. Expenses and other payments described in the last sentence of Section B. The Company shall not be required to borrow funds or request a Capital Contribution to pay distributions on Series CHP Preferred Units.

Exhibit H - Page 2

D.4         Notwithstanding anything to the contrary in this Exhibit H, nothing in this Exhibit H shall restrict the Company’s right to pay or otherwise deliver any dividends or distributions on any Series D Preferred Units with respect to amounts accrued and unpaid on such Series D Preferred Units, if any, as of the first Date of Issuance of a Series CHP Preferred Unit hereunder (payment of such accrued and unpaid amounts by the Company, the “Series D Accrued Payments”) in advance and senior to the payment or other delivery of any dividends or distributions on any Series CHP Preferred Unit, and, for the avoidance of doubt, the Company shall not be required to pay or otherwise deliver or accrue any dividends or distributions on the Series CHP Preferred Units in connection with making any Series D Accrued Payments.

E.            Liquidation Preference.

E.1          In the event of the Company’s voluntary or involuntary liquidation, dissolution or winding up, each holder of Series CHP Preferred Units will be entitled to be paid out of the assets the Company has available for distribution to the Members, subject to the preferential rights of any class or series of the equity securities the Company may issue ranking senior to the Series CHP Preferred Units with respect to the distribution of assets upon liquidation, dissolution or winding up, the aggregate Liquidation Value of all Series CHP Preferred Units held by such holder.

E.2          In addition to and after payment in full of all preferential amounts required to be paid to the holders of a Series CHP Preferred Unit upon an event described in Section E.1, a Series CHP Preferred Unit shall be entitled to participate with the holders of Common Units then outstanding, pro rata as a single class based on the number of outstanding Common Units on an as-converted basis held by each holder as of immediately prior to the liquidation, in the distribution of all the remaining assets and funds of the Company available for distribution to its Members.

E.3          In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the Company’s available assets, or proceeds thereof, distributable among the holders of Series CHP Preferred Units are insufficient to pay the amount of the liquidating distributions on all outstanding Series CHP Preferred Units and the corresponding amounts payable on all Units of other classes or series of the equity securities that the Company may issue ranking on parity with the Series CHP Preferred Units upon the liquidation, dissolution or winding up of the Company, the holders of the Series CHP Preferred Units and all other such classes or series of equity securities shall share ratably in any such distribution of assets or the proceeds thereof in proportion to the full liquidating distributions or amounts to which they would otherwise be respectively entitled.

F.            Conversion.

F.1          Right to Convert. Subject to the provisions of this Section F, at any time and from time to time on or after the Date of Issuance, (a) any holder of Series CHP Preferred Units shall have the right by written election to the Company or (b) the Manager, on behalf of the Company, shall have the right by written election to any holder of Series CHP Preferred Units, in each case, to convert all or any portion of the outstanding Series CHP Preferred Units (including any fraction of a Unit) held by such holder along with the aggregate accrued or accumulated and unpaid distributions thereon into an aggregate number of Common Units (including any fraction of a Unit) as is determined by: (i) multiplying the number of Series CHP Preferred Units (including any fraction of a Unit ) to be converted by the Liquidation Value thereof; and then (ii) dividing the result by the Preferred Conversion Price in effect immediately prior to such conversion.

Exhibit H - Page 3

F.2          Procedures for Conversion.

(a)            In order for a holder of Series CHP Preferred Units to effectuate a conversion of Series CHP Preferred Units pursuant to Section F.1, such holder shall submit a written election to the Company that such holder elects to convert one or more of the Series CHP Preferred Units and the number of Series CHP Preferred Units elected to be converted. The conversion of such Series CHP Preferred Units hereunder shall be deemed effective as of the date set forth in the written election, which shall be no less than 10 days nor more than 60 days after the date the election is delivered to the Company.

(b)            In order for the Manager, on behalf of the Company, to effectuate a conversion of Series CHP Preferred Units pursuant to Section F.1, the Manager, on behalf of the Company, shall submit a written notice to the holder of such Series CHP Preferred Units that the Company elects to convert one or more of the Series CHP Preferred Units and the number of Series CHP Preferred Units elected to be converted. The conversion of such Series CHP Preferred Units hereunder shall be deemed effective as of the date set forth in the written election, which shall be no less than 10 days nor more than 60 days after the date the election is delivered to the holder of the Series CHP Preferred Units being converted.

(c)            All Common Units issued by the Company upon the conversion of Series CHP Preferred Units shall be duly and validly issued, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

F.3          Effect of Conversion. All Series CHP Preferred Units converted as provided in this Section F shall no longer be deemed outstanding as of the effective time of the applicable conversion and all rights with respect to such Series CHP Preferred Units shall immediately cease and terminate as of such time.

F.4            Reservation of Units. The Company shall at all times when any Series CHP Preferred Units are outstanding reserve and keep available out of its authorized but unissued Units, solely for the purpose of issuance upon the conversion of the Series CHP Preferred Units, such number of Common Units issuable upon the conversion of all outstanding Series CHP Preferred Units pursuant to this Section F, taking into account any adjustment to such number of Units so issuable in accordance with Section F.6 hereof. The Company shall take all such actions as may be necessary to assure that all such Common Units may be so issued without violation of any applicable law or governmental regulation. The Company shall not close its books against the transfer of any of its Units in any manner which would prevent the timely conversion of Series CHP Preferred Units.

Exhibit H - Page 4

F.5          No Charge or Payment. The issuance of Common Units upon conversion of Series CHP Preferred Units pursuant to this Section F shall be made without payment of additional consideration by, or other charge, cost or tax to, the holder in respect thereof.

F.6          Adjustment to Preferred Conversion Price and Number of Conversion Units. In order to prevent dilution of the conversion rights granted under this Section F, the Preferred Conversion Price and the number of Conversion Units issuable on conversion of the Series CHP Preferred Units shall be subject to adjustment from time to time as provided in this Section F.6.

(a)            Adjustment to Preferred Conversion Price and Conversion Units Upon Subdivision or Combination of Common Units. If the Company shall, at any time or from time to time after the Date of Issuance subdivide (by any stock split, recapitalization or otherwise) its outstanding Common Units into a greater number of units, then the Preferred Conversion Price in effect immediately prior to any such subdivision shall be proportionately reduced and the number of Conversion Units issuable upon conversion of the Series CHP Preferred Units shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding Common Units into a smaller number of units, the Preferred Conversion Price in effect immediately prior to such combination shall be proportionately increased in order that the number of Conversion Units issuable upon conversion of the Series CHP Preferred Units shall be proportionately decreased. Any adjustment under this Section F.6(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)            Adjustment to Preferred Conversion Price and Conversion Units Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any: (i) capital reorganization of the Company; (ii) reclassification of the units of the Company (other than as a result of a dividend, distribution or subdivision, split-up or combination of units); (iii) consolidation or merger of the Company with or into another Person; (iv) sale of all or substantially all of the Company’s assets to another Person; or (v) other similar transaction (other than any such transaction covered by Section F.6(a), in each case which entitles the holders of Common Units to receive (either directly or upon subsequent liquidation) units, securities or assets with respect to or in exchange for Common Units, each Series CHP Preferred Unit shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Conversion Units then issuable upon conversion of such Series CHP Preferred Units, be exercisable for the kind and number of units or other securities or assets of the Company or of the successor Person resulting from such transaction to which such Series CHP Preferred Units would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Series CHP Preferred Units had been converted in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Conversion Units then issuable hereunder as a result of such conversion (without taking into account any limitations or restrictions on the convertibility of such Units, if any); and, in such case, appropriate adjustment shall be made with respect to such holder’s rights under this Exhibit H to insure that the provisions of this Section F shall thereafter be applicable, as nearly as possible, to the Series CHP Preferred Units in relation to any units, securities or assets thereafter acquirable upon conversion of Series CHP Preferred Units (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment in the Preferred Conversion Price to the value per Common Unit reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding immediate proportional adjustment to the number of Conversion Units acquirable upon conversion of the Series CHP Preferred Units without regard to any limitations or restrictions on conversion, if the value so reflected is less than the Preferred Conversion Price in effect immediately prior to such consolidation, merger, sale or similar transaction). The provisions of this Section F.6(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Exhibit H, the obligation to deliver to the holders of Series CHP Preferred Units such units, securities or assets which, in accordance with the foregoing provisions, such holders shall be entitled to receive upon conversion of the Series CHP Preferred Units.

Exhibit H - Page 5

(c)            Exceptions To Adjustment Upon Issuance of Common Units. Anything in this Exhibit H to the contrary notwithstanding, there shall be no adjustment to the Preferred Conversion Price or the number of Conversion Units issuable upon conversion of the Series CHP Preferred Units with respect to any Excluded Issuance.

(d)            Certificate as to Adjustment.

(i)            As promptly as reasonably practicable following any adjustment of the Preferred Conversion Ratio, but in any event not later than twenty-one (21) days thereafter, the Company shall furnish to each holder of record of Series CHP Preferred Units at the address specified for such holder in the books and records of the Company (or at such other address as may be provided to the Company in writing by such holder) a certificate of an officer of the Company setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii)            As promptly as reasonably practicable following the receipt by the Company of a written request by any holder of Series CHP Preferred Units, but in any event not later than twenty-one (21) days thereafter, the Company shall furnish to such holder a certificate of an officer of the Company certifying the Preferred Conversion Price then in effect and the number of Conversion Units or the amount, if any, of other units, securities or assets then issuable to such holder upon conversion of the Series CHP Preferred Units held by such holder.

Exhibit H - Page 6

(e)            Notices. In the event:

(i)            that the Company shall take a record of the holders of its Common Units (or other units or securities at the time issuable upon conversion of the Series CHP Preferred Units) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any units of any class or any other securities, or to receive any other security; or

(ii)           of any capital reorganization of the Company, any reclassification of the Common Units, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company’s assets to another Person; or

(iii)          of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company shall send or cause to be sent to each holder of Series CHP Preferred Units at the address specified for such holder in the books and records of the Company (or at such other address as may be provided to the Company in writing by such holder) at least twenty-one (21) days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be: (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent; or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Units (or such other units or securities at the time issuable upon conversion of the Series CHP Preferred Units) shall be entitled to exchange their Common Units (or such other units or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per unit and character of such exchange applicable to the Series CHP Preferred Units and the Conversion Units.

G.            Allocations. Allocations of the Company’s items of income, gain, loss and deduction allocable with respect to Series CHP Preferred Units outstanding from time to time shall be allocated pro rata among holders of such Series CHP Preferred Units in accordance with Article V of the Agreement.

H.            Voting Rights and Protective Provisions.

H.1         General. Except as required by applicable law or as set forth in Section H.2, each holder of the Series CHP Preferred Units, as such, shall have no voting rights.

H.2          Protection Provisions. So long as any Series CHP Preferred Units are outstanding, the Company shall not take any of the following actions (whether by merger, consolidation or otherwise) without first obtaining the approval of the holders of a majority of the Series CHP Preferred Units at the time outstanding:

(a)            amend, alter or repeal any provision of this Exhibit H or the Agreement (including any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to modify, in a material and adverse manner, the terms, rights, preferences, privileges or voting powers of the Series CHP Preferred Units;

Exhibit H - Page 7

(b)            alter or change the rights, preferences or privileges of any Units existing as of the Date of Issuance so as to materially and adversely affect the Series CHP Preferred Units; or

(c)            enter into (or suffer to exist) any agreement, commitment, understanding or other arrangement to take any of the foregoing actions.

I.             No Preemptive Rights. No holder of the Series CHP Preferred Units shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right or any other right to remediate dilution with respect to, any part of any new or additional issue of Units of any class whatsoever or of securities convertible into any Units of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend or distribution. Nothing herein, however, shall prohibit the Company from granting one or more holders of the Series CHP Preferred Units the right to participate in sale or issuance of additional Units of the Company.

J.             Reissuance of Series CHP Preferred Units. Any Series CHP Preferred Units redeemed, converted or otherwise acquired by the Company shall be cancelled and retired as authorized and issued Series CHP Preferred Units, and no such Series CHP Preferred Units shall thereafter be reissued, sold or transferred as Series CHP Preferred Units.

K.            Record Holders. To the fullest extent permitted by applicable law, the Company may deem and treat the record holder of any Series CHP Preferred Unit as the true and lawful owner thereof for all purposes.

L.            Certificates. The Series CHP Preferred Units shall initially not be certificated, provided that the Manager may in its sole discretion cause the Company to issue certificates representing Series CHP Preferred Units from time to time.

M.           Transfer Restrictions and Legends. Series CHP Preferred Units shall be subject to the restrictions on transfer set forth in Article IX of the Agreement.

N.            Waiver. Notwithstanding any provision in this Exhibit H to the contrary, any provision contained herein and any right of the holders of Series CHP Preferred Units granted hereunder may be waived as to all Series CHP Preferred Units (and the holders thereof) upon the written consent of the holders of a majority of the Series CHP Preferred Units, unless a higher percentage is required by applicable law, in which case the written consent of the holders of not less than such higher percentage of Series CHP Preferred Units shall be required.

Exhibit H - Page 8